CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-274618 on Form S-6 of our report dated October 18, 2023, relating to the financial statement of FT 11075, comprising New Jersey & New York Municipal Income Select Closed-End Portfolio, Series 7, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

October 18, 2023